Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-226233, 333-2225621) and in the Registration Statements on Form S-8 (Nos. 333-108681, 333-117069, 333-147270, 333-162453, 333-181442, 333-231319) of SITE Centers Corp. of our report dated February 27, 2020 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 27, 2020